Exhibit 10.16

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made and entered into this          day of             , 200__, by and between Texas Petrochemicals Inc., a Delaware corporation (“TPI” or the “Company”), and                                               (“Indemnitee”).

Introduction

Indemnitee is or will become a director, officer, employee or fiduciary of TPI or, at the request of TPI, of another entity. The parties desire that the Company provide indemnification (including advancement of expenses) to Indemnitee against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the Delaware General Corporation Law and any other law (including statutory law and law established by judicial decision) of the State of Delaware (collectively, “Law”), as the Law presently exists and may be expanded from time to time; subject to the terms and conditions contained herein. Based on such premise, and for certain good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Continued Service. Indemnitee will serve (in each case, the “Service Period”) (a) as a director of the Company or another entity from and after the Effective Date and for so long as Indemnitee is duly elected or appointed and qualified, (b) at the will of the Company as an officer of the Company or another entity, from and after the Effective Date and for so long as Indemnitee is duly elected or appointed and qualified, or (c) at the will of the Company, or under separate contract, if such exists, as an employee or fiduciary of the Company or another entity, for so long as Indemnitee is so employed or engaged.

2. Indemnification. The Company shall indemnify Indemnitee as follows:

2.1. The Company shall indemnify Indemnitee when Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that Indemnitee is or was during the Service Period a director, officer, employee or fiduciary of the Company, or is or was during the Service Period serving at the request of the Company as a director, officer, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, other enterprise or association (other than an Excluded Entity), against expenses (including attorneys’ fees and expenses), court costs, witness fees, judgments, fines, penalties and amounts paid in settlement in each case actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding (including punitive and similar damages, to the extent permitted by Law) to the fullest extent authorized and permitted by the provisions of the Company’s Certificate of Incorporation and Bylaws and by Law, including against the consequences of Indemnitee’s own negligence, or by any amendment thereof, but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company’s Certificate of Incorporation or Bylaws or Law permitted the Company to provide prior to such amendment, or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

2.2. The Company shall indemnify Indemnitee when Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was during the Service Period a director, officer, employee or fiduciary of the Company, or is or was during the Service Period serving at the request of the Company as a director, officer, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, other enterprise or association (other than an Excluded Entity) against expenses (including attorneys’ fees and expenses, court costs and witness fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit to the fullest extent authorized and permitted by the provisions of the Company’s Certificate of Incorporation and Bylaws and by Law, including against the consequences of Indemnitee’s own negligence, or by any amendment thereof, but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company’s Certificate of Incorporation or Bylaws or Law permitted the Company to provide prior to such amendment, or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

2.3. No indemnification pursuant to this Agreement shall be paid by the Company:

(a) in respect to any transaction if it shall be determined by final judgment or other final adjudication that Indemnitee derived an improper personal benefit;

(b) on account of Indemnitee’s conduct which is determined by final judgment or other final adjudication to have involved acts or omissions constituting gross neglect of duty, bad faith, intentional misconduct, fraud or a knowing violation of law;

(c) for any claim asserted by Indemnitee, other than an assertion to recover insurance proceeds or an indemnity amount which would otherwise be subject to coverage hereunder; or

(d) if a court having jurisdiction in the matter shall determine that such indemnification is in violation of TPI’s Certificate of Incorporation or Bylaws or Law.

2.4. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled under this Agreement to any indemnification or advancement or reimbursement of expenses or other rights or benefits by reason of (a) Indemnitee’s past, present or future services as a director, officer, manager, partner, employee, agent or fiduciary of an Excluded Entity or (b) Indemnitee’s service prior to the Effective Date as a director, officer, manager, partner, employee, agent or fiduciary of the Company or of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise.

2.5. Expenses (including attorneys’ fees and expenses, court costs and witness fees) actually and reasonably incurred by Indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding or in connection with a claim by Indemnitee for indemnification hereunder shall be paid from time to time by the Company in advance of the final disposition of such action, suit or proceeding, within three (3) days after the receipt by the Company from Indemnitee of a Statement of Undertaking in substantially the form set forth in Exhibit A, in which Indemnitee (1) states that Indemnitee has reasonably incurred actual out-of-pocket expenses in defending a civil, criminal, administrative, or investigative action, suit or proceeding and (2) undertakes to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 2.

2.6. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 2 shall not be deemed exclusive of any other rights to which Indemnitee may be entitled with respect to the Service Period under any Bylaw, agreement, vote of the majority of the stockholders or directors of TPI or Law as to action in Indemnitee’s official capacity and shall continue after Indemnitee has ceased to be a director, officer, employee or fiduciary of the Company or another entity or association, and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

2.7. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee grossly neglected his duty, acted in bad faith, committed intentional misconduct, committed fraud or knowingly violated the law.

2.8. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not settle any action, suit or proceeding in any manner that would impose any fine, expense or other obligation or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold or delay their written consent to any proposed settlement.

3. Determination of Right to Indemnification. With respect to any determination under Section 2.3(d) hereof concerning the right of Indemnitee to indemnification and repayment of expenses under this Agreement or under the provisions of TPI’s Certificate of Incorporation and Bylaws now or hereafter in effect, subject to Section 6 hereof, a majority of TPI’s Board of Directors who are not parties to the claim shall make a determination which shall be conclusive and binding on the Company and Indemnitee. The burden of proof of establishing that Indemnitee is not entitled to indemnification and Indemnitee must repay expenses hereunder shall rest with the Company based upon clear and convincing evidence.

3.1. Indemnitee shall submit to TPI’s Board of Directors a Statement of Request for Indemnification in substantially the form set forth in Exhibit B, in which Indemnitee states that Indemnitee has not derived an improper personal benefit, or committed acts or omissions constituting gross neglect of duty, bad faith, intentional misconduct, fraud or knowing violation of the law.

4. Liability Insurance. The Company shall maintain an insurance policy or policies providing directors’ and officers’ liability insurance in an amount not less than the coverage in effect on the date hereof and on customary terms, unless otherwise determined by a majority of TPI’s Board of Directors. Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director of TPI.

5. Certain Amendments; Enforcement. (a) In the event that (i) the Company enters into an indemnification agreement with another director or officer containing terms more favorable to the indemnitee than the terms contained herein, or (ii) there is a change of control of the Company and the successor or any of its affiliates has entered into an indemnification agreement with another director or officer containing terms more favorable to the indemnitee than the terms contained herein, Indemnitee shall be afforded the benefit of such more favorable terms and such more favorable terms shall be deemed to be incorporated by referenced herein as if set forth in full herein. Promptly following the execution thereof, the Company (or its successor, as the case may be) shall (x) send a copy of the agreement containing more favorable terms to Indemnitee, and (y) prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable terms.

(b) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereunder in order to induce Indemnitee to serve as a director of the Company, and acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

6. Merger, Consolidation or Change in Control. If (1) the Company is a constituent corporation in a merger or consolidation, whether the Company is the resulting or surviving corporation or is absorbed as a result thereof, or (2) the Company is converted into another type of entity, or (3) if there is a change in control of the Company, or a sale or other complete disposition of all or substantially all of the assets of the Company, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving, changed, acquiring or converted corporation or other entity as Indemnitee would have with respect to the Company if its separate existence had continued or if there had been no change in the control of the Company or a sale or other complete disposition of all or substantially all of the assets of the Company. If there has not been a change in control of the Company after the date of this Agreement, the determination of (i) the rights of Indemnitee to indemnification and payment of expenses under this Agreement or under the provisions of TPI’s Certificate of Incorporation and the Bylaws, (ii) standard of conduct and (iii) evaluation of the reasonableness of amounts claimed by Indemnitee shall be made by a majority of TPI’s Board of Directors who are not a party to the claim or such other body or persons as may be permitted by Law. If there has been a change in control of the Company after the date of this Agreement, such determination and evaluation shall be made by a special, independent counsel who is selected by Indemnitee and approved in writing by the Company, which approval shall not be unreasonably withheld or delayed, and who has not otherwise performed services for Indemnitee or the Company.

7. Certain Definitions. For the purposes of this Agreement, the following terms shall have the indicated meanings and understandings (whether singular or plural):

7.1. The term “other enterprise” shall include, among others, employee benefit plans and committees thereof, and civic, non-profit and charitable organizations, whether or not incorporated.

7.2. The term “fines” shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan.

7.3. The term “serving at the request of the Company” shall include any service, at the request or with the express or implied authorization of the Company, as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, other enterprise or association (other than an Excluded Entity), which service imposes duties on, or involves services by, Indemnitee with respect to such corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, its participants or beneficiaries.

7.4. The term “Plan of Reorganization” shall mean TPLP’s Fourth Amended Plan of Reorganization under Chapter 11 of Title 11 of the United States Code (Case No. 03-40258-H3-11).

7.5. The term “Effective Date” shall mean May 6, 2004, which is the date that the Plan of Reorganization became effective.

7.6. The term “Excluded Entities” shall mean (i) TPC Holding LLC, a Delaware limited liability company (“TPCH LLC”), which was the general partner of TPLP prior to the Effective Date, and (ii) Texas Petrochemical Holdings, Inc., a Delaware corporation, which is the sole member of TPCH LLC.

7.7. The term “change of control” shall include any change in the ownership of a majority of the outstanding voting securities of TPI in one or a series of related transactions or in the composition of a majority of the members of the Board of Directors of TPI.

8. Remedies of Indemnitee. (a) In the event that (i) a determination is made pursuant to Section 2.3(d) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement or reimbursement of expenses is not timely made under the terms of this Agreement, (iii) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification pursuant to Section 2.3 of this Agreement, or (iv) the Company’s Board of Directors fails to make a determination of entitlement to indemnification pursuant to Section 2.3(d) hereof within thirty (30) days after receipt by the Company of a request therefor, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Texas or Delaware of his entitlement to such indemnification or reimbursement or advancement of expenses. Alternatively, Indemnitee, at his sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such a proceeding pursuant to this Section 8.

(b) In the event that a determination is made pursuant to Section 2.3(d) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial or a de novo arbitration (as applicable) on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 8, Indemnitee shall not be required to reimburse the Company for any advances of expenses until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which rights of appeal have been exhausted or lapsed).

(c) If a determination is made pursuant to Section 2.3(d) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

9. Attorneys’ Fees. If Indemnitee institutes any legal action to enforce Indemnitee’s rights under this Agreement, or to recover damages for breach of this Agreement, Indemnitee, if Indemnitee prevails in whole or in part, shall be entitled to recover from the Company all fees and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by Indemnitee in connection therewith.

10. Deposit of Funds In Trust. If the Company voluntarily decides to dissolve or to file a petition for relief under the applicable bankruptcy, moratorium or similar laws, then not later than 10 days prior to such dissolution or filing, the Company shall deposit in trust for the sole and exclusive benefit of Indemnitee a cash amount equal to all amounts previously authorized to be paid to Indemnitee hereunder, such amounts to be used to discharge the Company’s obligations to Indemnitee hereunder. Any amounts in such trust not required for such purpose shall be returned to the Company. This Section 10 shall not apply to the dissolution of the Company in connection with a transaction as to which Section 6 applies.

11. Amendments to Law. This Agreement is intended to provide indemnity to Indemnitee to the fullest extent allowed under Law, including but not limited to statutory law and judicial decisions. Accordingly, to the extent permitted by Law, if the Law permits greater indemnity than the indemnity set forth herein, or if any amendment is made to any Law expanding the indemnity permissible under Law, the indemnity obligations contained herein automatically shall be expanded, without the necessity of action on the part of any party, to the extent necessary to provide to Indemnitee the fullest indemnity permissible under Law.

12. Miscellaneous Provisions.

12.1. This Agreement shall only cover matters occurring during the Service Period, but it shall continue for so long as Indemnitee serves as a director, officer, employee or fiduciary of the Company or as a director, manager, officer, partner, employee, agent or fiduciary of any other corporation, partnership, limited liability company, joint venture, employee benefit plan trust, other enterprise or association in which the Indemnitee served at the request of the Company, and thereafter shall survive until and terminate upon the later to occur of: (1) the final termination of all pending proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee relating thereto; or (2) the expiration of all statutes of limitation applicable to possible claims arising out of Indemnitee’s services as described above.

12.2. This Agreement constitutes the full understanding of the parties and a complete and exclusive statement of the terms and conditions of this Agreement and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties, their affiliates, and their respective principals, shareholders, directors, officers, employees, consultants and agents with respect thereto; provided, however, that no rights of Indemnitee under any certificate of incorporation, bylaw, insurance policy, Law or other agreement shall be limited or terminated by this Agreement 12.2. In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

12.3. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the certificate of incorporation or bylaws of the Company, any insurance policy, any contract or agreement or otherwise. Notwithstanding any other provision of this Agreement, neither party shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Agreement.

12.4. No alteration, modification, amendment, change or waiver of any provision of this Agreement shall be effective or binding on any party hereto unless the same is in writing and is executed by all parties hereto.

12.5. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the parties hereto shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

12.6. This Agreement shall be enforceable by and against the Company, Indemnitee and their respective executors, legal representatives, administrators, beneficiaries, heirs, successors and assignees.

12.7. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws provisions thereof requiring the application of the laws of any other jurisdiction.

12.8. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

12.9. The Company and the Indemnitee shall each be precluded from asserting in any judicial proceeding commenced under this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and both the Company and Indemnitee shall stipulate in any such court that they are bound by all the provisions of this Agreement.

12.10. Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, certified mail return receipt requested, first-class postage paid, addressed as follows:

If to the Company, to it at:

Texas Petrochemicals Inc.

Three Riverway, Suite 1500

Houston, Texas 77056

Attention: President

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Attention: Susan Cohen

If to Indemnitee, to Indemnitee at:

or to such other address or to such other addressees as any party shall have last designated as its address or addressee by notice to the other party. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 12.10.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

TEXAS PETROCHEMICALS, INC.

By:
Name:
Title:

INDEMNITEE:

Signature

Print Name

Reference is made to the Indemnity Agreement, dated as of the date hereof (the “Agreement”), between Texas Petrochemicals Inc., a Delaware corporation (“TPI”), and                      (“Indemnitee”). Capitalized terms used in this guarantee but not defined shall have the meanings ascribed to them in the Agreement.

Texas Petrochemicals LP, a Texas limited partnership (“TPLP”), is entering into this guarantee in order to induce Indemnitee to enter into the Agreement and to serve as a director, officer, employee or fiduciary of TPI, or at the request of TPI, of another entity, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

TPLP hereby unconditionally and absolutely guarantees (the “Guarantee”) the prompt and complete payment and performance and not merely collection of any and all obligations of TPI pursuant to the Agreement (the “Guarantee Obligations”). The Guarantee is an absolute, present and continuing guarantee of payment and performance, and shall remain in full force and effect without regard to any of the following: (a) any amendment or modification of or addition or supplement to any of the Guarantee Obligations or any agreement executed in connection therewith, (b) any default by TPI under, or any invalidity or unenforceability in any respect of, or any irregularity or other defect in any of, the Guarantee Obligations, (c) any exercise or nonexercise of any right, remedy, power or privilege in respect of the Guarantee or any of the Guarantee Obligations, (d) any assignment or other transfer of the Agreement or any rights or obligations thereunder, or (e) any bankruptcy, insolvency, reorganization or similar proceeding involving or affecting TPI. The Guarantee shall remain in full force and effect until all of the Guarantee Obligations shall have been satisfied in full. TPLP is entering into the Guarantee as a primary obligor and not merely as surety. TPLP hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment and all other defenses arising from the status of a guarantor or surety of the Guarantee Obligations.

This guarantee shall in all respects be governed by and construed in accordance with the laws of the State of New York, excluding any law that would result in the application of the laws of any jurisdiction other than the State of New York.

This guarantee may be modified or amended only by written agreement of the parties hereto signed by authorized representatives of the parties hereto and specifically referencing this guarantee.

TEXAS PETROCHEMICALS LP

By:
Name:
Title:

Signature

Print Name

EXHIBIT A

STATEMENT OF UNDERTAKING

STATE OF	§
§

COUNTY OF	§

I,                                                          , being first duly sworn, depose and say as follows:

1. This Statement of Undertaking is submitted pursuant to the Indemnity Agreement dated                                                       (the “Agreement”), among Texas Petrochemicals Inc., a Delaware corporation (“TPI” or the “Company”), and me.

2. I am requesting the advancement of certain actual expenses which I have actually and reasonably incurred in claiming indemnification under the Agreement or defending a civil or criminal action, suit or proceeding by reason of the fact that I am or was during the Service Period (as such term is defined in the Agreement) a director, officer, employee or fiduciary of the Company or I am serving or have served during the Service Period at the request of the Company as a director, officer, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, other enterprise or association.

3. I hereby undertake to repay this advancement of expenses if it is ultimately determined in accordance with the Agreement that I am not entitled to be indemnified by the Company.

4. I am requesting the advancement of expenses in connection with the following action, suit or proceeding:

I have executed this Statement of Undertaking on                                                  .

Signature

Print Name

Subscribed and sworn to before me on                                 .

Notary Public in and for
said state and county
My commission expires:

EXHIBIT B

STATEMENT OF REQUEST FOR INDEMNIFICATION

STATE OF	§
§

COUNTY OF	§

I,                                                      , being first duly sworn, depose and say as follows:

1. This Statement of Request for Indemnification is submitted pursuant to the Indemnity Agreement dated                                                   (the “Agreement”), among Texas Petrochemicals Inc., a Delaware corporation (“TPI” or the “Company”), and me.

2. I am requesting indemnification against expenses (including attorneys’ fees and expenses) and judgments, fines and amounts paid in settlement, all of which have been actually and reasonably incurred by me in connection with a certain action, suit or proceeding to which I am a party or am threatened to be made a party by reason of the fact that I am or was during the Service Period (as such term is defined in the Agreement) a director, officer, employee or fiduciary of the Company or I am serving or have served during the Service Period at the request of the Company as a director, officer, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, other enterprise or association.

3. With respect to all matters related to any such action, suit or proceeding, I have not derived an improper personal benefit or been involved in acts or omissions constituting gross neglect of duty, bad faith, intentional misconduct, fraud or a knowing violation of the law.

4. I am requesting indemnification in connection with the following suit, action or proceeding:

I have executed this Statement of Request for Indemnification on                         .

Signature

Print Name

Subscribed and sworn to before me on                                 .

Notary Public in and for
said state and county
My Commission expires: